UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On October 26, 2011, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the third quarter 2011. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities' adjustments, the refund of certain R&D tax credits and restructuring, impairment and management separation charges and recoveries. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company.  These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: October 26, 2011

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated October 26, 2011

ANADIGICS ANNOUNCES THIRD QUARTER 2011 RESULTS

Quarterly Net Sales of $37.3 Million
GAAP Net Loss of ($0.15) per Share; Non-GAAP Net Loss of ($0.12) per Share

WARREN, N.J., October 26, 2011—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported third quarter 2011 net sales of $37.3 million.  This represents a sequential increase of 4.7% and a decrease of 39.2% from the third quarter of 2010.  For the first nine months ended October 1, 2011, net sales were $116.3 million, a decrease of 25.7% over the prior year.

GAAP net loss for the third quarter of 2011 was $10.0 million, or ($0.15) per share. Non-GAAP net loss for the third quarter of 2011 was $7.8 million, or ($0.12) per share, excluding stock based compensation, and marketable securities’ adjustments.

As of October 1, 2011, cash, cash equivalents and short and long-term marketable securities totaled $100.6 million compared with $103.4 million at July 2, 2011.

Ron Michels, President and Chief Executive Officer commented, “Our revenue increased 4.7% sequentially driven by increased sales at key wireless OEMs, and we continued to make notable progress with the largest reference design partner on next generation product development.  Additionally, we are expanding our served available market with new product introductions, including PADs, MMPAs and dual band PAs, which will be the driving force behind our future growth. I remain confident in our current strategy and I want to emphasize our commitment to re-establishing ANADIGICS as a technology leader in our industry.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, the refund of certain R&D tax credits and restructuring, impairment and management separation charges and recoveries.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 17817991 (available until November 2, 2011).

Recent Highlights

September 7, 2011 - ANADIGICS Powers CASIO’s New G’zOne Rugged Smartphone
August 11, 2011 - ANADIGICS Announces Production Shipments to LG Electronics for the Revolution

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Net sales	$37,264	$61,288	$116,310	$156,485
Cost of sales	30,229	39,049	90,576	102,949
Gross profit	7,035	22,239	25,734	53,536
Research and development expenses	9,938	13,326	34,851	37,321
Selling and administrative expenses	7,360	7,101	24,125	20,985
Restructuring and impairment (recovery) charges	-	-	1,047	(1,717)
Operating (loss) income	(10,263)	1,812	(34,289)	(3,053)
Interest income	145	106	417	292
Interest expense	-	(34)	(25)	(129)
Other income, net	104	111	155	488
(Loss) income before income taxes	(10,014)	1,995	(33,742)	(2,402)
Benefit from income taxes	-	(297)	-	(297)
Net (loss) income	$(10,014)	$2,292	$(33,742)	$(2,105)

Net (loss) earnings per share
Basic	$(0.15)	$0.04	$(0.50)	$(0.03)
Diluted	$(0.15)	$0.03	$(0.50)	$(0.03)

Basic shares outstanding	67,997	65,320	67,550	64,808
Basic & dilutive shares outstanding	67,997	67,488	67,550	64,808

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(10,014)	$2,292	$(33,742)	$(2,105)
Stock compensation expense (excluding Management separation charges)
Cost of sales	400	590	1,603	1,752
Research and development	512	879	2,217	2,562
Selling and administrative	1,318	954	3,872	2,970
Management separation charges
Research and development (1)	-	-	838	-
Selling and administrative (1)	-	-	2,111	-
Marketable securities recovery and accretion (2)	(44)	(38)	(165)	(379)
Restructuring and impairment (recovery) charges	-	-	1,047	(1,717)
Benefit for income taxes	-	(297)	-	(297)
Non-GAAP net (loss) income	$(7,828)	$4,380	$(22,219)	$2,786

Non-GAAP (loss) earnings per share (*)
Basic	$(0.12)	$0.07	$(0.33)	$0.04
Diluted	$(0.12)	$0.06	$(0.33)	$0.04

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for nine months ended October 1, 2011 include non-cash stock compensation of $568 and $116 in Research and development and selling and administrative, respectively.

(2) Marketable securities adjustments include recoveries upon sale and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	October 1, 2011	December 31, 2010	(*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$43,573	$97,129
Marketable securities	28,845	-
Accounts receivable	18,689	35,299
Inventory	20,981	20,734
Prepaid expenses and other current assets	4,161	3,319
Total current assets	116,249	156,481

Marketable securities	28,163	8,964
Plant and equipment, net	57,626	68,119
Other assets	239	248
	$202,277	$233,812

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$14,242	$17,968
Accrued liabilities	7,592	10,191
Accrued restructuring costs	83	-
Total current liabilities	21,917	28,159

Other long-term liabilities	2,491	2,689

Stockholders’ equity	177,869	202,964
	$202,277	$233,812

(*) The condensed balance sheet at December 31, 2010 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.